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                                                                EXHIBIT 99.2

                       WESTINGHOUSE ELECTRIC CORPORATION
                              EARNINGS INFORMATION
                            1996 AND 1995 BY QUARTER
                                  (unaudited)

(in millions except per share data)                     Three Months Ended       Six Months Ended
                                                             June 30                 June 30
                                                       --------------------    --------------------
                                                         1996        1995        1996        1995
                                                       --------------------    --------------------
Sales and operating revenues                           $ 2,224     $ 1,445     $ 4,180     $ 2,647

Operating costs and expenses                            (2,254)     (1,357)     (5,066)     (2,525)
                                                       -------     -------     -------     -------

Operating profit                                           (30)         88        (886)        122
     Operating profit margin                              -1.3%        6.1%      -21.2%        4.6%

Other income and expenses, net                               7           1        (139)         (1)

Interest expense                                          (109)        (47)       (255)        (95)
                                                       -------     -------     -------     -------

Income (loss) from Continuing Operations before
  income taxes and minority interest                      (132)         42      (1,280)         26

Income taxes                                                44         (14)        429          (5)
  Effective tax rate                                      33.0%       32.4%       33.5%       16.9%

Minority interest                                           (1)         (3)         (2)         (5)
                                                       -------     -------     -------     -------

Income (loss) from Continuing Operations                   (89)         25        (853)         16
                                                       -------     -------     -------     -------

Discontinued Operations, net of income taxes:
   Income (loss) from Discontinued Operations             --            34         (10)         58

   Estimated gain (loss) on disposal of Discontinued
       Operations                                         --          --         1,018        --
                                                       -------     -------     -------     -------

Income (loss) Discontinued Operations                     --            34       1,008          58

Extraordinary item:
       Loss on early extinguishment of debt               --          --           (63)       --
                                                       -------     -------     -------     -------

Net Income (loss)                                         ($89)        $59         $92         $74
                                                       =======     =======     =======     =======

Dividend requirements for Series B
    preferred stock                                       --            12        --            25

Net income (loss) applicable to common stock              ($89)        $47         $92         $49
                                                       =======     =======     =======     =======

Average shares outstanding                                 443         399         441         398

Earnings (loss) per common share:
   Continuing Operations                                ($0.20)      $0.03      ($1.94)     ($0.02)
   Discontinued Operations                               $0.00       $0.09       $2.29       $0.14
   Extraordinary item                                    $0.00       $0.00      ($0.14)      $0.00
                                                       -------     -------     -------     -------

   Earnings (loss) per common share                     ($0.20)      $0.12       $0.21       $0.12
                                                       =======     =======     =======     =======